EXHIBIT 99.1

MercadoLibre, Inc. Reports Financial Results for Fourth Quarter 2013 and Full Year 2013

* Accelerating Net Revenues of $134.6 million, a 50% growth in local currencies, 30% in USD

* Gross Merchandise Volume of $2.1 billion, a 49% growth in local currencies, 30% in USD

* Accelerating Total Payments Volume of $746.0 million, a 66% growth in local currencies, 42% in USD

* Earnings per share during Q4'13 were $0.93

BUENOS AIRES, Argentina, Feb. 27, 2014 (GLOBE NEWSWIRE) -- MercadoLibre, Inc. (Nasdaq:MELI) (http://www.mercadolibre.com), Latin America's leading e-commerce technology company, today reported financial results for the fourth quarter ended December 31, 2013.

Marcos Galperin, President and Chief Executive Officer of MercadoLibre, Inc., commented, "MercadoLibre's e-commerce ecosystem clearly benefited from our ongoing initiatives in 2013, with growing functionalities complementing the unmatched value and selection of our marketplace. Strong fourth quarter results showed positive momentum in marketplace and payments as we kept driving improvements to user experience. I look forward to more innovation in 2014, as we continue to unlock the huge potential behind Latin America's shift from offline to online commerce."

Financial Results Summary

MercadoLibre reported consolidated net revenues for the three months ended December 31, 2013 of $134.6 million, representing a year-over-year growth of 29.8% in USD and 49.7% in local currencies.

For the three months ended December 31, 2013, gross merchandise volume grew to $2,138.9 million, while total payment volume reached $746.0 million, representing year-over-year growth of 29.9% and 42.1% respectively. In local currencies, gross merchandise volume grew 49.3% year-over-year, while payment volume grew 66.1% year-over-year.

Items sold on MercadoLibre during the fourth quarter 2013 increased 20.1% to 22.8 million, while total payment transactions through MercadoPago increased 33.8% to 9.0 million.

Gross profit for the fourth quarter of 2013 was $98.4 million. Gross profit margin for the period was 73.1%, down from 73.6% during the fourth quarter of 2012, as the lower margin payments volume continued to grow at a faster pace than the merchandise volume.

Total operating expenses during the fourth quarter 2013 were $46.3 million. Total operating expenses as a percentage of net revenues for the fourth quarter of 2013 were 34.4%, a decrease of 148 basis points from 35.9% for the same quarter one year earlier, and a decrease of 747 basis points from 41.9% in third quarter of 2013.

Income from operations for the fourth quarter 2013 was $52.1 million, representing a year-over-year growth of 33.2% in USD and 55.5% in local currencies. Operating income margin for the period was 38.7%, up 100 basis points from 37.7% during the fourth quarter of 2012. Operating income margin increased 832 basis points from 30.4% in the third quarter of 2013.

Net income before taxes was $55.8 million. The blended tax rate for the quarter was 26.8%, as compared to 28.4% during the same quarter one year earlier.

Consequently, net income for the three months ended December 31, 2013, was $40.8 million, growing 35.0% year-on-year in USD, and 58.1% in local currencies.

Free cash flow, defined as cash from operating activities less payment for the acquisition of property, equipment, intangible assets and payment for acquired business net of cash acquired, was -$18.7 million for the three months ended December 31, 2013.*

For the full year, MercadoLibre generated $7.3 billion in gross merchandise volume, consolidated net revenues of $472.6 million, and net income of $117.5 million, or $2.66 per share. Gross merchandise volume was up 28.1% in 2013 when compared to the full year 2012, while net revenues increased 26.5% and net income increased 16.0%. In constant dollars, gross merchandise volume increased 44%, consolidated net revenues were up by 43%, and net income was up by 32%, all versus the previous year.

(*) See note on "Non-GAAP Financial Measures"

The following table summarizes certain key performance metrics for the three months ended December 31, 2013 and 2012.

Three months ended December 31, (in MM)	2013	2012	%YoY	%YoY Constant USD
Total confirmed registered users at the end of period	99.5	81.5	22.1%	--
New confirmed registered users during the period	4.5	4.3	4.2%	--
Gross merchandise volume	$ 2,138.9	$ 1,646.5	29.9%	49.3%
Items sold	22.8	19.0	20.1%	--
Total payments volume	$ 746.0	$ 524.9	42.1%	66.1%
Total payments transactions	9.0	6.7	33.8%	--

Table of Year-on-Year Local Currency Revenue Growth Rates by Quarter

	YoY Growth rates at previous years exchange rates
Consolidated Net Revenues
	Q4'12	Q1'13	Q2'13	Q3'13	Q4'13
Brazil	19%	28%	22%	28%	29%
Argentina	62%	63%	66%	66%	69%
Mexico	19%	15%	19%	19%	20%
Venezuela	43%	49%	68%	92%	104%
Others	15%	13%	19%	13%	15%
Total	31%	36%	38%	45%	50%

Conference Call and Webcast

The Company will host a conference call and audio webcast on February 27, 2014 at 4:30 p.m. Eastern Time. The conference call may be accessed by dialing +(970) 315-0420 or +(877) 303-7209 (Conference ID 2067277 ) and requesting inclusion in the call for MercadoLibre. The live conference call can be accessed via audio webcast at the investor relations section of the Company's website, at http://investor.mercadolibre.com. An archive of the webcast will be available for one week following the conclusion of the conference call.

Definition of Selected Operational Metrics

Total confirmed registered users – Measure of the cumulative number of users who have registered on the MercadoLibre platform (including MercadoPago) and confirmed their registration. As of July'12, registration and confirmation take place in the same step of the registration flow.

New confirmed registered users – Measure of the number of new users who have registered on the MercadoLibre platform (including MercadoPago) and confirmed their registration. As of July'12, registration and confirmation take place in the same step of the registration flow.

Gross merchandise volume – Measure of the total U.S. dollar sum of all transactions completed through the MercadoLibre Marketplace, excluding motor vehicles, vessels, aircraft, real estate, and services.

Items sold – Measure of the number of items sold/purchased through the MercadoLibre Marketplace.

Total payment volume – Measure of total U.S. dollar sum of all transactions paid for using MercadoPago.

Total payment transactions – Measure of the number of all transactions completed using MercadoPago.

Operating margin – Defined as income from operations as a percentage of net revenues.

Blended tax rate – Defined as income and asset tax expense as a percentage of income before income and assets tax.

Net income margin – Defined as net income as a percentage of net revenues.

Free Cash Flow – Defined as cash flows from operating activities less property, equipment, intangible assets and payment for acquired business net of cash acquired.

Local Currency Growth Rates – Calculated by using the average monthly exchange rate for each month during the previous year and applying it to the corresponding month in the current year, so as to calculate what the growth would have been had exchange rates been the same throughout both periods.

About MercadoLibre

Founded in 1999, MercadoLibre is Latin America's leading e-commerce technology company. Through its primary platforms, MercadoLibre.com and MercadoPago.com, it provides solutions to individuals and companies buying, selling, advertising, and paying for goods and services online.

MercadoLibre.com serves millions of users and creates a market for a wide variety of goods and services in an easy, safe and efficient way. The site is among the top 50 in the world in terms of page views and is the leading retail platform in unique visitors in the major countries in which it operates according to metrics provided by comScore Networks.  The Company is listed on NASDAQ (Nasdaq: MELI) following its initial public offering in 2007.

For more information about the company visit: http://investor.mercadolibre.com.

The MercadoLibre, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4193

Consolidated balance sheets

	December 31,	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$ 140,285,104	$ 101,489,002
Short-term investments	76,593,214	93,694,805
Accounts receivable, net	25,884,260	19,837,022
Credit cards receivables, net	52,045,851	35,816,506
Prepaid expenses	3,836,081	2,080,079
Deferred tax assets	16,030,880	11,040,543
Other assets	11,488,845	11,403,218
Total current assets	326,164,235	275,361,175
Non-current assets:
Long-term investments	45,719,737	85,955,584
Property and equipment, net	131,371,909	37,726,222
Goodwill	55,101,218	60,366,063
Intangible assets, net	6,591,585	7,279,865
Deferred tax assets	3,014,905	5,862,247
Other assets	24,399,184	6,118,120
Total non-current assets	266,198,538	203,308,101

Total assets	$ 592,362,773	$ 478,669,276

Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$ 34,405,333	$ 23,976,613
Funds payable to customers	129,038,663	101,472,662
Salaries and social security payable	23,182,811	19,974,463
Taxes payable	17,854,110	19,210,568
Loans payable and other financial liabilities	13,370,823	84,570
Dividends payable	6,313,869	4,812,396
Total current liabilities	224,165,609	169,531,272
Non-current liabilities:
Salaries and social security payable	9,185,269	3,452,445
Loans payable and other financial liabilities	2,489,819	59,493
Deferred tax liabilities	5,339,359	8,975,290
Other liabilities	3,699,109	2,837,150
Total non-current liabilities	20,713,556	15,324,378
Total liabilities	$ 244,879,165	$ 184,855,650

Commitments and contingencies (Note 15)
Redeemable noncontrolling interest	$ 4,000,000	$ 4,000,000
Equity:

Common stock, $0.001 par value, 110,000,000 shares authorized, 44,153,473 and 44,150,920 shares issued and outstanding at December 31, 2013 and December 31, 2012, respectively	$ 44,153	$ 44,151
Additional paid-in capital	121,562,193	120,468,759
Treasury stock	(1,012,216)	--
Retained earnings	310,345,448	218,083,844
Accumulated other comprehensive loss	(87,455,970)	(48,783,128)
Total Equity	343,483,608	289,813,626

Total Liabilities, Redeemable Noncontrolling Interest and Equity	$ 592,362,773	$ 478,669,276

Consolidated statements of income

	Year Ended December 31,
	2013	2012	2011

Net revenues	$ 472,594,709	$ 373,601,494	$ 298,931,625
Cost of net revenues	(130,076,879)	(98,085,644)	(72,055,835)
Gross profit	342,517,830	275,515,850	226,875,790

Operating expenses:
Product and technology development	(40,888,139)	(28,626,880)	(23,349,787)
Sales and marketing	(90,484,296)	(72,002,954)	(64,968,755)
General and administrative	(57,606,340)	(45,228,145)	(38,785,083)
Total operating expenses	(188,978,775)	(145,857,979)	(127,103,625)
Income from operations	153,539,055	129,657,871	99,772,165

Other income (expenses):
Interest income and other financial gains	10,668,593	11,877,375	9,905,829
Interest expense and other financial losses	(2,355,929)	(1,138,379)	(3,648,733)
Foreign currency gains	1,258,476	11,597	2,353,005
Other (losses) gains, net	(751)	(190,938)	73,894
Net income before income / asset tax expense	163,109,444	140,217,526	108,456,160

Income / asset tax expense	(45,583,181)	(38,871,379)	(31,659,821)
Net income	$ 117,526,263	$ 101,346,147	$ 76,796,339

Less: Net Income attributable to Redeemable Noncontrolling Interest	18,825	98,849	16,286
Net income attributable to MercadoLibre, Inc. shareholders	$ 117,507,438	$ 101,247,298	$ 76,780,053

	Year Ended December 31,
	2013	2012	2011

Basic EPS
Basic net income attributable to MercadoLibre, Inc. Shareholders per common share	$ 2.66	$ 2.30	$ 1.73

Weighted average of outstanding common shares	44,152,600	44,147,861	44,138,397

Diluted EPS
Diluted net income attributable to MercadoLibre, Inc. Shareholders per common share	$ 2.66	$ 2.30	$ 1.73

Weighted average of outstanding common shares	44,152,600	44,149,838	44,151,437

	Three Months Ended December 31,
	2013	2012
	(Unaudited)
Net revenues	$ 134,630,171	$ 103,754,645
Cost of net revenues	(36,205,508)	(27,402,861)
Gross profit	98,424,663	76,351,784

Operating expenses:
Product and technology development	(9,670,938)	(6,686,830)
Sales and marketing	(23,147,365)	(19,182,428)
General and administrative	(13,487,284)	(11,354,005)
Total operating expenses	(46,305,587)	(37,223,263)
Income from operations	52,119,076	39,128,521

Other income (expenses):
Interest income and other financial gains	2,295,481	2,880,600
Interest expense and other financial losses	(976,413)	(273,902)
Foreign currency gains	2,331,729	489,094
Other gains, net	43,806	31
Net income before income / asset tax expense	55,813,679	42,224,344

Income / asset tax expense	(14,977,714)	(11,977,955)
Net income	$ 40,835,965	$ 30,246,388

Less: Net Income attributable to Redeemable Noncontrolling Interest	72,037	55,985
Net income attributable to MercadoLibre, Inc. shareholders	$ 40,763,928	$ 30,190,403

	Three Months Ended December 31,
	2013	2012
	(Unaudited)
Basic EPS
Basic net income attributable to MercadoLibre, Inc. Shareholders per common share	$ 0.93	$ 0.69

Weighted average of outstanding common shares	44,153,185	44,150,920

Diluted EPS
Diluted net income attributable to MercadoLibre, Inc. Shareholders per common share	$ 0.93	$ 0.69

Weighted average of outstanding common shares	44,153,185	44,152,895

Consolidated statements of cash flows
	Year Ended December 31,
	2013	2012	2011

Cash flows from operations:
Net income attributable to MercadoLibre, Inc. Shareholders	$ 117,507,438	$ 101,247,298	$ 76,780,053
Adjustments to reconcile net income to net cash provided by operating activities:
Net income attributable to Redeemable Noncontrolling Interest	18,825	98,849	16,286
Net Devaluation Loss in Venezuela	6,420,929	--	--
Depreciation and amortization	11,878,565	8,959,293	7,268,075
Accrued interest	(9,882,991)	(7,630,203)	(7,354,746)
LTRP accrued compensation	11,645,077	4,442,822	4,079,265
Deferred income taxes	(7,847,513)	(492,362)	1,022,797
Changes in assets and liabilities:
Accounts receivable	(22,764,177)	(8,651,951)	(9,274,653)
Credit Card Receivables	(27,315,403)	(15,570,142)	(19,494,707)
Prepaid expenses	(2,074,543)	(898,959)	(436,310)
Other assets	(23,127,493)	(5,809,218)	(6,532,978)
Accounts payable and accrued expenses	26,037,488	18,061,683	10,808,788
Funds payable to customers	47,557,504	39,889,201	27,875,755
Other liabilities	2,986,452	1,153,610	490,838
Interest received from investments	11,473,203	5,091,468	4,177,168
Net cash provided by operating activities	142,513,361	139,891,389	89,425,631
Cash flows from investing activities:
Purchase of investments	(1,135,940,553)	(539,355,434)	(379,044,395)
Proceeds from sale and maturity of investments	1,174,789,615	472,871,652	336,835,026
Payment for acquired businesses, net of cash acquired	(3,423,439)	--	(5,468,180)
Purchases of intangible assets	(458,804)	(1,390,654)	(280,706)
Purchases of property and equipment	(113,755,566)	(16,747,746)	(18,924,161)
Net cash used in investing activities	(78,788,747)	(84,622,182)	(66,882,416)
Cash flows from financing activities:
Proceeds from loans payable and other financial liabilities	31,453,613	--	--
Payments on loans payable and other financial liabilities	(15,936,551)	--	--
Dividends paid	(23,754,005)	(17,968,004)	(10,593,206)
Common Stock repurchased	(1,012,225)	--	--
Stock options exercised	3,020	5,700	11,175
Net cash used in financing activities	(9,246,148)	(17,962,304)	(10,582,031)
Effect of exchange rate changes on cash and cash equivalents	(15,682,364)	(3,199,578)	(1,409,973)
Net increase in cash and cash equivalents	38,796,102	34,107,325	10,551,211
Cash and cash equivalents, beginning of the year	101,489,002	67,381,677	56,830,466

Cash and cash equivalents, end of the year	$ 140,285,104	$ 101,489,002	$ 67,381,677

	Year Ended December 31,
	2013	2012	2011

Supplemental cash flow information:
Cash paid for interest	$ 657,776	$ 68,916	$ 58,559
Cash paid for income and asset taxes	$ 55,995,590	$ 38,837,721	$ 31,050,206

Non-cash financing activities:
Stock based compensation	$ 58,492	$ --	$ --
LTRP shares issued	$ 1,031,933	$ --	$ --

Acquisition of business	2013 (1)	2012	2011 (2)
Cash and cash equivalents	$ 31,058	$ --	$ 3,876
Accounts receivable	537,706	--	--
Tax credits	--	--	49,951
Other current assets	14,674	--	--
Non current assets	94,367	--	99,522
Fixed Assets	5,800	--	--
Total assets acquired	683,605	--	153,349
Accounts payable and accrued expenses	143,071	--	--
Taxes payable	179,545	--	--
Payroll and social security payable	123,098	--	--
Total liabilities assumed	445,714	--	--
Net assets acquired	237,891	--	153,349
Goodwill, Identifiable Intangible Assets and deferred tax liabilities	2,668,661	--	8,966,744
Escrow for employment relationship	547,945	--	--
Non-controlling interest	--	--	(3,648,037)
Total purchase price	3,454,497	--	5,472,056
Cash and cash equivalents acquired	31,058	--	3,876
Payment for acquired businesses, net of cash acquired	$ 3,423,439	$ --	$ 5,468,180

(1) Related to the acquisition of software development company - Neosur
(2) Related to the acquisition of Autoplaza.com

Financial results of reporting segments
	Year Ended December 31, 2013
	Brazil	Argentina	Mexico	Venezuela	Other Countries	Total

Net revenues	$ 206,394,480	$ 122,123,347	$ 32,843,482	$ 84,572,485	$ 26,660,915	$ 472,594,709
Direct costs	(119,422,924)	(66,492,770)	(18,558,010)	(29,578,762)	(12,339,112)	(246,391,578)
Direct contribution	86,971,556	55,630,577	14,285,472	54,993,723	14,321,803	226,203,131

Operating expenses and indirect costs of net revenues						(72,664,076)
Income from operations						153,539,055

Other income (expenses):
Interest income and other financial gains						10,668,593
Interest expense and other financial losses						(2,355,929)
Foreign currency gain						1,258,476
Other losses, net						(751)
Net income before income / asset tax expense						$ 163,109,444

	Year Ended December 31, 2012
	Brazil	Argentina	Mexico	Venezuela	Other Countries	Total

Net revenues	$ 179,639,592	$ 88,513,640	$ 26,987,130	$ 54,676,170	$ 23,784,962	$ 373,601,494
Direct costs	(104,501,652)	(41,841,587)	(14,912,375)	(17,768,989)	(11,458,627)	(190,483,230)
Direct contribution	75,137,940	46,672,053	12,074,755	36,907,181	12,326,335	183,118,264

Operating expenses and indirect costs of net revenues						(53,460,393)
Income from operations						129,657,871

Other income (expenses):
Interest income and other financial gains						11,877,375
Interest expense and other financial losses						(1,138,379)
Foreign currency gain						11,597
Other losses, net						(190,938)
Net income before income / asset tax expense						140,217,526

	Year Ended December 31, 2011
	Brazil	Argentina	Mexico	Venezuela	Other Countries	Total

Net revenues	$ 165,905,789	$ 56,714,941	$ 22,275,213	$ 34,828,878	$ 19,206,804	$ 298,931,625
Direct costs	(96,910,310)	(23,463,871)	(12,472,204)	(13,287,279)	(10,062,446)	(156,196,110)
Direct contribution	68,995,479	33,251,070	9,803,009	21,541,599	9,144,358	142,735,515

Operating expenses and indirect costs of net revenues						(42,963,350)
Income from operations						99,772,165

Other income (expenses):
Interest income and other financial gains						9,905,829
Interest expense and other financial losses						(3,648,733)
Foreign currency gain						2,353,005
Other income, net						73,894
Net income before income / asset tax expense						$ 108,456,160

	Three Months Ended December 31, 2013
	Brazil	Argentina	Mexico	Venezuela	Other Countries	Total
	(Unaudited)
Net revenues	$ 55,249,748	$ 34,362,444	$ 9,086,505	$ 28,877,100	$ 7,054,374	$ 134,630,171
Direct costs	(30,193,588)	(18,427,699)	(4,207,763)	(9,169,908)	(3,391,509)	(65,390,467)
Direct contribution	25,056,160	15,934,745	4,878,742	19,707,192	3,662,865	69,239,704

Operating expenses and indirect costs of net revenues						(17,120,628)
Income from operations						52,119,076

Other income (expenses):
Interest income and other financial gains						2,295,481
Interest expense and other financial losses						(976,413)
Foreign currency gain						2,331,729
Other gains, net						43,806
Net income before income / asset tax expense						$ 55,813,679

	Three Months Ended December 31, 2012
	Brazil	Argentina	Mexico	Venezuela	Other Countries	Total
	(Unaudited)
Net revenues	$ 47,067,048	$ 25,713,148	$ 7,620,346	$ 16,803,819	$ 6,550,285	$ 103,754,646
Direct costs	(26,395,391)	(12,884,121)	(3,745,018)	(5,134,006)	(2,890,020)	(51,048,556)
Direct contribution	20,671,657	12,829,027	3,875,328	11,669,813	3,660,265	52,706,090

Operating expenses and indirect costs of net revenues						(13,577,569)
Income from operations						39,128,521

Other income (expenses):
Interest income and other financial gains						2,880,600
Interest expense and other financial losses						(273,902)
Foreign currency loss						489,094
Other gains, net						31
Net income before income / asset tax expense						$ 42,224,344

Non-GAAP Financial Measures

To supplement our interim condensed consolidated financial statements presented in accordance with generally accepted accounting principles in the United States (U.S. GAAP), we use free cash flows as non-GAAP measure.

This non-GAAP measure should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, this non-GAAP measure is not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. This non-GAAP financial measure should only be used to evaluate our results of operations in conjunction with the most comparable GAAP financial measures.

Reconciliation of this non-GAAP financial measure to the most comparable GAAP financial measure can be found in the tables included in this press release.

Non-GAAP financial measures are provided to enhance investors' overall understanding of our current financial performance. Specifically, we believe that free cash flow provides useful information to both management and investors by excluding payments for the acquisition of property, equipment, of intangible assets and of acquired businesses net of cash acquired, that may not be indicative of our core operating results. In addition, we report free cash flows to investors because we believe that the inclusion of this measure provides consistency in our financial reporting.

Free cash flow represents cash from operating activities less payment for the acquisition of property, equipment and intangible assets and acquired businesses net of cash acquired. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by our operations after the purchase of property, equipment, of intangible assets and of acquired businesses net of cash acquired. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in our cash balance for the period.

Reconciliation of Operating Cash Flows to Free Cash Flows:

	Three Months Ended December 31,
	2013	2012

Net Cash provided by Operating Activities	$ 19.7	$ 56.2

Purchase of intangible assets	(0.5)	(0.0)

Purchases of property and equipment	(37.9)	(5.1)

Free cash flows	$ (18.7)	$ 51.1

The table above may not total due to rounding.

Venezuela foreign currency status

As of December 31, 2013, the exchange rate used to re-measure our net monetary assets of our Venezuelan operations was the official rate of 6.30 Bolivares Fuertes per U.S. dollar and transactions carried out by the Company's Venezuelan subsidiaries were re-measured at the monthly average exchange rate for the year ended December 31, 2013.

On January 23, 2014, the Exchange Agreement number 25 was published in the Special Official Gazette Number 6,122, providing the exchange rate applicable to foreign currency sales for certain transactions such us but not limited to: contracts for leasing and services, use and exploitation of patents, trademarks, foreign investments and payments of royalties, contracts for technology import and technical assistance, which will be the exchange rate from the most recent auction conducted by the SICAD and published on its website.

As a result of the above described change in regulations, the Company will have to use the auction resulting SICAD exchange rate to re-measure the Venezuelan subsidiaries' non-U.S. dollar denominated monetary assets and liabilities from January 2014, which management estimates would result in a loss of approximately between $1.5 million and $ 2.5 million to be recorded in the first quarter of fiscal year 2014. Also, the use of the SICAD exchange rate from fiscal year 2014 implies that the company´s revenues and costs will be re-measured using the auction resulting rate, which would vary from auction to auction.

Foreign Currency Sensitivity Analysis – Venezuela Segment

In order to assist investors in their overall understanding of the impact of a hypothetical Venezuelan devaluation on our Venezuelan segment reporting, we developed a scenario that approximates a 60% devaluation of the SICAD rate as of the date of this release. Under this analysis, the assumed exchange rate was applied starting on January 1, 2013. These disclosures may help investors project sensitivities, on segment information captions, to devaluations of whatever order of magnitude they choose by simple arithmetic calculations.

	Year Ended December 31, 2013			Year Ended December 31, 2013
	Venezuela	Other Countries	Total	Venezuela	Other Countries	Total

Net revenues	$ 84,572,485	$ 388,022,224	$ 472,594,709	$ 28,101,429	$ 388,022,224	$ 416,123,653
Direct costs	(29,578,762)	(216,812,816)	(246,391,578)	(13,411,094)	(216,812,816)	(230,223,910)
Direct contribution	$ 54,993,723	$ 171,209,408	226,203,131	$ 14,690,335	$ 171,209,408	185,899,744

Operating expenses and indirect costs of net revenues			(72,664,076)			(72,664,076)
Income from operations			$ 153,539,055			$ 113,235,668

Direct Contribution Margin %	65.0%	44.1%	47.9%	52.3%	44.1%	44.7%
Income from operations Margin %			32.5%			27.2%
CONTACT: MercadoLibre, Inc.
         Investor Relations
         investor@mercadolibre.com
         http://investor.mercadolibre.com